                                EXHIBIT (8)(j)(2)

                   AMENDMENT NO. 6 TO PARTICPATION AGREEMENT
                                     (VIP I)

                   AMENDMENT NO. 6 TO PARTICIPATION AGREEMENT

     Transamerica Life Insurance Company, Variable Insurance Products Fund, Variable Insurance Products Fund II and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated April 1,1991, by doing the following:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 1st day of May, 2002.

TRANSAMERICA LIFE INSURANCE COMPANY


By: /s/ Larry N. Norman
    -------------------------------------
Name:  Larry N. Norman
Title: President


VARIABLE INSURANCE PRODUCTS FUND


By: /s/ Maria Dwyer
    -------------------------------------
    Maria Dwyer
    Treasurer


VARIABLE INSURANCE PRODUCTS FUND II


By: /s/ Maria Dwyer
    -------------------------------------
    Maria Dwyer
    Treasurer


FIDELITY DISTRIBUTORS CORPORATION


By: /s/ Mike Kellogg
    -------------------------------------
    Mike Kellogg
    Executive Vice President

                                   SCHEDULE A
                                    Accounts

------------------------------------------------------------------------------------------
                                                                  Date of Resolutions of
                                                                   Company's Board which
          Name of Contracts                Name of Accounts       established the Accounts
------------------------------------------------------------------------------------------
   Fidelity Income Plus Individual         Fidelity Variable       August 24, 1979 (by an
     Variable Annuity Contracts            Annuity Account         affiliate subsequently
                                                                  acquired by the Company)
------------------------------------------------------------------------------------------
Transamerica Landmark Individual and     Separate Account VA B        January 19, 1990
  Group Variable Annuity Contracts
------------------------------------------------------------------------------------------
   Transamerica Freedom Individual       Separate Account VA B        January 19, 1990
     and Group Variable Annuity
            Contracts
------------------------------------------------------------------------------------------
      Retirement Income Builder           Retirement Builder            March 29, 1996
     Individual Variable Annuity       Variable Annuity Account
            Contracts
------------------------------------------------------------------------------------------
  Immediate Income Builder Variable       Retirement Builder            March 29, 1996
          Annuity Contracts            Variable Annuity Account
------------------------------------------------------------------------------------------
Portfolio Select Individual Variable      Retirement Builder            March 29, 1996
          Annuity Contracts            Variable Annuity Account
------------------------------------------------------------------------------------------
  Retirement Income Builder II            Retirement Builder            March 29, 1996
  Individual Variable Annuity          Variable Annuity Account
           Contracts
------------------------------------------------------------------------------------------
         Transamerica Extra              Separate Account VA C        February 20,1997
        Individual and Group
     Variable Annuity Contracts
------------------------------------------------------------------------------------------
 Transamerica Access Individual and      Separate Account VA D        February 20, 1997
  Group Variable Annuity Contracts
------------------------------------------------------------------------------------------
Privilege Select Individual Variable     Separate Account VA E        February 20, 1997
         Annuity Contracts
------------------------------------------------------------------------------------------
  Premier Asset Builder Individual       Separate Account VA F          May 15,2000
     Variable Annuity Contracts
------------------------------------------------------------------------------------------
    Immediate Income Builder II          Separate Account VA J          May 15, 2000
   Individual Variable Immediate
         Annuity Contracts
------------------------------------------------------------------------------------------

                              Accounts continued...

-------------------------------------------------------------------------------------------
                                                                    Date of Resolutions of
                                                                    Company's Board which
          Name of Contracts                  Name of Accounts      established the Accounts
-------------------------------------------------------------------------------------------
    Retirement Income Builder III        Separate Account VA K           July 10, 2001
         Variable Annuity
-------------------------------------------------------------------------------------------
            Advantage V                PFL Corporate Account One       August 10, 1998
-------------------------------------------------------------------------------------------
       PFL Variable Universal              PFL Variable Life             July 1, 1999
            Life Policy                       Account A
-------------------------------------------------------------------------------------------
    Legacy Builder Plus Variable            Legacy Builder             November 20, 1998
        Universal Life Policy              Separate Account
-------------------------------------------------------------------------------------------